UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ITLA CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4596322

(State of incorporation or organization)	(IRS Employer Identification No.)

888 Prospect Street, Suite 110, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:_____ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

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Item 1. Description of Registrant's Securities to be Registered.

             Information with respect to the common stock, par value $0.01 per share, of ITLA Capital Corporation (the "Company"), is incorporated herein by reference to the section captioned "Description of Capital Stock" in the prospectus contained in Amendment No. Two to the Registration Statement on Form S-3 (Registration No. 333-102194), filed by the Company with the Securities and Exchange Commission on May 18, 2005.

Item 2. Exhibits.

             Not applicable.

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SIGNATURE

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ITLA CAPITAL CORPORATION
Date:	December 8, 2006	By:	/s/ Timothy M. Doyle Timothy M. Doyle Executive Managing Director and Chief Financial Officer

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